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                                                                      EXHIBIT 12

                     THE HERTZ CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                          TO FIXED CHARGES (UNAUDITED)

                                                            Years Ended December 31,
                                           ----------------------------------------------------------
                                              1999         1998        1997        1996        1995
                                           ----------    --------    --------    --------    --------
                                                    (In Thousands of Dollars Except Ratios)
Income before income taxes...............  $  560,393    $465,392    $343,270    $256,569    $172,344
Interest expense.........................     353,516     317,756     316,038     309,249     323,871
Portion of rent estimated to represent
  the interest factor....................      90,463      78,435      72,752      69,188      75,874
                                           ----------    --------    --------    --------    --------
Earnings before income taxes and fixed
  charges................................  $1,004,372    $861,583    $732,060    $635,006    $572,089
                                           ==========    ========    ========    ========    ========
Interest expense (including capitalized
  interest)..............................  $  355,309    $318,967    $316,536    $309,843    $325,021
Portion of rent estimated to represent
  the interest factor....................      90,463      78,435      72,752      69,188      75,874
                                           ----------    --------    --------    --------    --------
Fixed charges............................  $  445,772    $397,402    $389,288    $379,031    $400,895
                                           ==========    ========    ========    ========    ========
Ratio of earnings to fixed charges.......         2.3         2.2         1.9         1.7         1.4
                                           ==========    ========    ========    ========    ========